                                                                   EXHIBIT 99.2

                              JOINT FILER INFORMATION

        Item                                   Information
Name:                           Wells Fargo Municipal Capital Strategies, LLC
Address:                        30 Hudson Yards
                                New York, New York 10001

Date of Event Requiring         November 14, 2022
Statement (Month/Day/Year):

Issuer Name and Ticker or       PIONEER MUNICIPAL HIGH INCOME FUND, INC. [MHI]
Trading Symbol:

Relationship of Reporting       10% Owner
Person(s) to Issuer:

If Amendment, Date Original     Not Applicable
Filed (Month/Day/Year):

Individual or Joint/Group       Form filed by More than One Reporting Person
Filing:

Signature:                      WELLS FARGO MUNICIPAL CAPITAL STRATEGIES, LLC

                                   By:  /s/ Daniel George
                                      -------------------------------
                                   Name: Daniel George
                                   Title: Senior Vice President
                                   Date: November 16, 2022